UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: January 21, 2009

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO 0-01097	31-0455440
(State or other jurisdiction of (Commission File No.)	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers

On January 21, 2009, The Standard Register Company Board of Directors elected Joseph P. Morgan, Jr. to the position of President & Chief Executive Officer.  Mr. Morgan, 49, had been serving as Interim CEO following the departure of former CEO Dennis L. Rediker in September 2008.  The Board also appointed Mr. Morgan to fill the vacancy on the Board of Directors resulting from the resignation of Mr. Rediker from the Board.

Prior to his appointment as Interim CEO, Mr. Morgan served as Executive Vice President & Chief Operating Officer from April 2008 to September 2008.  He was Vice President & General Manger of the Company’s On Demand Services business, as well as Chief Technology Officer from December 2005 to April 2008.  From January 2003 to December 2005, Mr. Morgan was Vice President, Chief Technology Officer.

In connection with Mr. Morgan’s promotion to President & CEO, the Compensation Committee of the Board of Directors set his base compensation at $600,000 per year, and his target participation in the annual incentive plan at 75% of base.  Mr. Morgan’s compensation also includes participation in the Officers’ Long Term Incentive Plan by means of performance-based equity grants to be issued in the value of $1,000,000.  Both the annual and long-term incentives are conditioned upon meeting pre-established performance goals.  Mr. Morgan will not receive any Director fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  January 26, 2009

/s/ Kathryn A. Lamme

By: Kathryn A. Lamme

Senior Vice President, General Counsel,

and Secretary